Exhibit 4.3



















                              CAPITAL BANCORP, INC.



                             2001 STOCK OPTION PLAN

Exhibit 4.3

                                TABLE OF CONTENTS

Article 1 Purposes of the Plan.............................................................................    Page -1-

Article 2 Certain Definitions and Terms....................................................................    Page -1-
         Section 2.1       Award...........................................................................    Page -1-
         Section 2.2       Board...........................................................................    Page -1-
         Section 2.3       Change of Control...............................................................    Page -1-
         Section 2.4       Code............................................................................    Page -2-
         Section 2.5       Company.........................................................................    Page -3-
         Section 2.6       Company Stock...................................................................    Page -3-
         Section 2.7       Date of Grant...................................................................    Page -3-
         Section 2.8       Disability......................................................................    Page -3-
         Section 2.9       Exchange Act....................................................................    Page -3-
         Section 2.10      Fair Market Value...............................................................    Page -3-
         Section 2.11      Incentive Stock Option..........................................................    Page -3-
         Section 2.12      Nonstatutory Stock Option.......................................................    Page -3-
         Section 2.13      Option..........................................................................    Page -3-
         Section 2.14      Parent..........................................................................    Page -4-
         Section 2.15      Participant.....................................................................    Page -4-
         Section 2.16      Restricted Stock................................................................    Page -4-
         Section 2.17      Stock Option Committee..........................................................    Page -4-
         Section 2.18      Subsidiary......................................................................    Page -4-
         Section 2.19      Ten Percent Holder..............................................................    Page -4-

Article 3 General Terms of the Plan........................................................................    Page -4-
         Section 3.1       Incentive and Nonstatutory Stock Options........................................    Page -4-
         Section 3.2       Stock...........................................................................    Page -4-
         Section 3.3       Eligibility.....................................................................    Page -5-

Article 4 Grant and Exercise of Stock Options..............................................................    Page -5-
         Section 4.1       Stock Option Grants.............................................................    Page -5-
         Section 4.2       Exercise Price..................................................................    Page -6-
         Section 4.3       Full and Partial Exercise.......................................................    Page -6-
         Section 4.4       Vesting and Exercise on Change in Control.......................................    Page -7-

Article 5 Method of Exercise...............................................................................    Page -7-
         Section 5.1       Method of Exercise of Options...................................................    Page -7-
         Section 5.2       Restrictions, Taxes, and Other Limitations......................................    Page -8-

Article 6 Administration of the Plan.......................................................................    Page -8-
         Section 6.1       Administration of the Plan......................................................    Page -8-
         Section 6.2       Committee Authority and Discretion..............................................    Page -8-
         Section 6.3       Administrative Discretion, Etc..................................................    Page -9-
         Section 6.4       Committee Rules; Binding Determination..........................................    Page -9-
         Section 6.5       Actions by the Committee........................................................    Page -9-

Article 7 Transferability..................................................................................    Page -10-

Article 8 Effective Date of the Plan, Termination, and Related Matters.....................................    Page -10-
         Section 8.1       Effective Date..................................................................    Page -10-
         Section 8.2       Termination, Modification, Change...............................................    Page -10-
         Section 8.3       Change in Capital Structure.....................................................    Page -11-

Article 9 Effective Date of the Plan.......................................................................    Page -11-

Article 10 General Terms and Provisions of the Plan........................................................    Page -12-
         Section 10.1      Notice..........................................................................    Page -12-
         Section 10.2      Interpretation..................................................................    Page -12-
         Section 10.3      Shareholder Rights..............................................................    Page -12-
         Section 10.4      No Contract of Employment.......................................................    Page -12-
         Section 10.5      Withholding.....................................................................    Page -12-
         Section 10.6      Construction....................................................................    Page -13-

Article 11 Shareholder Approval............................................................................    Page -13-

                              CAPITAL BANCORP, INC.
                             2001 STOCK OPTION PLAN

         The Board of Directors of Capital Bancorp, Inc. hereby adopts the Capital Bancorp, Inc. 2001 Stock Option Plan as follows:

                                    ARTICLE 1

                              PURPOSES OF THE PLAN

         The purpose of this Capital Bancorp, Inc. 2001 Stock Option Plan (the "Plan") is to further the long term stability and financial success of Capital Bancorp, Inc. (the "Company") by attracting and retaining key employees, directors, consultants, and advisors of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees, directors, consultants and advisors of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that awards granted to such persons under this Plan will strengthen their desire to remain with the Company and will further the identification of those individuals' interests with those of the Company's shareholders.

                                    ARTICLE 2

                          CERTAIN DEFINITIONS AND TERMS

         As used in the Plan, the following terms have the meanings indicated:

         Section 2.1 Award. "Award" means the grant of an Option under the Plan.

         Section 2.2 Board. "Board" means the board of directors of the Company.

         Section 2.3       Change of Control. "Change of Control" means:

                  2.3.1 The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Company Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries,

                                    Capital Bancorp, Inc. 2001 Stock Option Plan

                           or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of all of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

                  2.3.2 Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  2.3.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

         Section 2.4 Code. "Code" means the Internal Revenue Code of 1986, as amended.


                                    Page -2-
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                                    Capital Bancorp, Inc. 2001 Stock Option Plan

         Section 2.5 Company. "Company" means Capital Bancorp, Inc., a Tennessee business corporation, and any successor in interest thereto.

         Section 2.6 Company Stock. "Company Stock" means common stock, par value $4.00 per share ("Common Stock"), of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 8.3), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

         Section 2.7 Date of Grant. "Date of Grant" means the date on which an Award is granted by the Board.

         Section 2.8 Disability. "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

         Section 2.9 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         Section 2.10 Fair Market Value. "Fair Market Value" means, if the Company Stock is not publicly traded, the value of a share of Common Stock determined in good faith by the Board. If Company Stock is publicly traded, the term means, on any given date, the average of the high and low price on such date, or if shares were not traded on that date, the last date on which shares were traded, as reported in the Wall Street Journal for the stock exchange on which the shares are traded.

         Section 2.11 Incentive Stock Option. "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code section 422.

         Section 2.12 Nonstatutory Stock Option. "Nonstatutory Stock Option" means an Option, which does not meet the requirements of Code section 422, or even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

         Section 2.13 Option. "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.


                                    Page -3-
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                                    Capital Bancorp, Inc. 2001 Stock Option Plan

         Section 2.14 Parent. "Parent" means, with respect to any corporation, a present or future "parent corporation" of that corporation within the meaning of Code section 424(e).

         Section 2.15 Participant. "Participant" means any eligible employee, director, advisor, consultant, institutional lender or investor of the Company or any Parent or Subsidiary who receives an Award under the Plan.

         Section 2.16 Restricted Stock. "Restricted Stock" means shares received pursuant to any Award that are made subject to specific restrictions on voting, transferability or other matters and set forth in a specific agreement ("Restricted Stock Agreement").

         Section 2.17 Stock Option Committee. "Stock Option Committee" or "Committee" means the committee or committees appointed by the Board as described under Article 6 or, if no committee has been appointed, the Board of Directors.

         Section 2.18 Subsidiary. "Subsidiary" means, with respect to any corporation, a present or future "subsidiary corporation" of that corporation within the meaning of Code section 424(f).

         Section 2.19 Ten Percent Holder. "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

                                    ARTICLE 3

                            GENERAL TERMS OF THE PLAN

         Section 3.1 Incentive and Nonstatutory Stock Options. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

         Section 3.2 Stock. Subject to Section 8.3 of the Plan, there shall be reserved for issuance under the Plan an aggregate of Five Hundred Thousand (500,000) shares of Company Stock, which shall be authorized, but unissued shares, including shares of the Company Stock that have been reacquired by

                                    Page -4-

                                    Capital Bancorp, Inc. 2001 Stock Option Plan

the Company. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised shall again be available for an Award under the Plan.

         Section 3.3       Eligibility.

                  3.3.1 Any employee of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Incentive Stock Options under the Plan. Directors of the Company who are employees and are not members of the Committee are eligible to participate in the Plan. The Committee shall have the power and complete discretion, as provided in Article 6, to select eligible employees to receive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Award.

                  3.3.2 Any employee of the Company (or Parent or Subsidiary of the Company), or any director, advisor, consultant, institutional lender or investor of the Company or any Parent or Subsidiary, whether or not an employee of the Company or any Parent or Subsidiary, who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Nonstatutory Stock Options under the Plan. The Committee shall have the power and complete discretion, as provided in Article 6, to select participants to receive Awards and to determine for each Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Award.

                  3.3.3 The grant of an Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

                                    ARTICLE 4

                       GRANT AND EXERCISE OF STOCK OPTIONS

         Section 4.1 Stock Option Grants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory


                                    Page -5-
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                                    Capital Bancorp, Inc. 2001 Stock Option Plan

Stock Options, and the conditions to which the grant and exercise of the Options are subject. This, notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

         Section 4.2 Exercise Price. The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the Participant is a 10% Shareholder and the Option is an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Company Stock covered by a Nonstatutory Option shall be set by the Board of Directors on the Date of Grant.

         Section 4.3 Full and Partial Exercise. Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                  4.3.1 No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant, (y) three months from the employee's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year from the employee's termination of employment on account of Disability or death.

                  4.3.2 Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the employee is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise (or was so employed not more than three months before the time of the exercise) and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If an employee's employment is terminated other than by reason of his Disability or death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the employee's termination of employment. If an employee's employment is terminated by reason of his Disability at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the employee's termination of employment. If an employee's employment is terminated by reason of his death at a time when


                                    Page -6-

                                    Capital Bancorp, Inc. 2001 Stock Option Plan

                           the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the employee's death by the person to whom the employee's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

                  4.3.3 An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

         Section 4.4 Vesting and Exercise on Change in Control. The Committee may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement. Unless otherwise specified by the terms of a specific grant, all Options granted under the Plan shall vest immediately upon the consummation of a Change in Control and shall be deemed to have vested upon the first execution of any agreement pursuant to which a Change in Control shall have occurred, notwithstanding the subsequent amendment, restatement, modification or other change in such agreement; provided that, exercise of Options deemed vested solely by virtue of any Change in Control shall not be permitted unless and until such Change in Control shall have been consummated

                                    ARTICLE 5

                               METHOD OF EXERCISE

         Section 5.1 Method of Exercise of Options. Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of an Option so permit, the Participant (i) may deliver, or cause to be withheld from the Option Shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any


                                    Page -7-

                                    Capital Bancorp, Inc. 2001 Stock Option Plan

part of the exercise price, or (ii) if permitted by law and by the Committee, on terms and conditions specified by the Committee from time to time as to any Participant(s), individually or as a group, deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price, with such payment terms (including down payment, if any) and maturity date, together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

         Section 5.2 Restrictions, Taxes, and Other Limitations. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any applicable withholding taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

         As an alternative to making a cash payment to the Company to satisfy a Participant's tax withholding obligations, if the Option agreement so provides, the Participant may, subject to the other provisions set forth in this Plan, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy applicable Federal, state and local tax liabilities required to be withheld by the Company from the Participant arising in the year of its exercise upon the exercise of a Nonstatutory Stock Option. The Committee shall have sole discretion to approve or disapprove any such election.

                                    ARTICLE 6

                           ADMINISTRATION OF THE PLAN

         Section 6.1 Administration of the Plan. The Plan shall be administered by the Committee consisting of not less than two directors of the Company, who shall be appointed by the Board. In the event the Company becomes a Public Company, then the Committee shall be so constituted as to permit the plan to comply with Rule 16b-3 (as promulgated under the Exchange Act). The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

         Section 6.2 Committee Authority and Discretion. The Committee shall have the power and complete discretion to determine (i) which eligible participants shall receive an Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock


                                    Page -8-

                                    Capital Bancorp, Inc. 2001 Stock Option Plan

Options or Nonstatutory Stock Options, (iv) the fair market value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time and when it shall be fully vested, (vii) when options may be exercised, (viii) whether a Disability exists,
(ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to approve a Participant's election (x) to deliver shares of already owned Company Stock to satisfy tax liabilities arising upon the exercise of a Nonstatutory Stock Option or (y) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option that number of shares necessary to satisfy tax liabilities arising from such exercise, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall also have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him.

         Section 6.3 Administrative Discretion, Etc. Administrative discretion regarding the selection of any director of the Corporation to whom options may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock which may be allocated under such options, will be exercised by a Committee of two or more directors having full authority to act in the matter, all of whom must be, if the Corporation is a Public Company (that is, a company any of the shares of which are registered under the Exchange Act), Disinterested (as that term is defined in Rule 16b-3). Administrative discretion regarding the selection of any officer of the Corporation (who is not a director) to whom options may be granted pursuant to this Plan once the Corporation becomes a Public Company, or the determination of the number of shares of Common Stock which may be allocated under such options, will be exercised by (a) the Board of Directors, if each of its members is Disinterested, or (b) a committee of two or more directors, all of whom are Disinterested.

         Section 6.4 Committee Rules; Binding Determination. The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         Section 6.5 Actions by the Committee. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.


                                    Page -9-

                                    Capital Bancorp, Inc. 2001 Stock Option Plan

                                    ARTICLE 7

                                 TRANSFERABILITY

         Incentive Stock Options by their terms, shall not be transferable or assignable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative. Nonstatutory Stock Options by their terms, shall not be transferable or assignable by the Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.


                                    Page -10-

                                    Capital Bancorp, Inc. 2001 Stock Option Plan


                                    ARTICLE 8

          EFFECTIVE DATE OF THE PLAN, TERMINATION, AND RELATED MATTERS

         Section 8.1 Effective Date. This Plan shall be effective as provided in Article 9 hereof.

         Section 8.2 Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 4, 2011. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that in the event the Company registers its stock under Section 12 of the Exchange Act and thereby becomes a "Public Company," no change shall be made that would result in the Plan no longer being in compliance with Rule 16b-3, as such rule may be amended from time to time, or with any successor of the rule or other comparable regulatory requirement. The company will use its best efforts to maintain the Plan and to assure that options are granted and exercised under the Plan in accordance with Rule 16b-3, including, without limitation, the seeking of any appropriate modifications or amendments to the Plan and all requisite approvals and consents of the same. No changes to the Plan shall be made which increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 8.3), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Award previously granted to him.

         Section 8.3       Change in Capital Structure.

                  8.3.1. In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.


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                                    Capital Bancorp, Inc. 2001 Stock Option Plan

                  8.3.2 If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate.

                  8.3.3 Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

                                    ARTICLE 9

                           EFFECTIVE DATE OF THE PLAN

         This Plan shall be effective on March 5, 2001. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable securities laws have been met, no Option shall be exercisable. Until the foregoing conditions are met, the Company may revoke any Option granted and/or terminate the Plan.

                                   ARTICLE 10

                    GENERAL TERMS AND PROVISIONS OF THE PLAN

         Section 10.1 Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company, at its principal business address to the attention of the Treasurer; (b) if to any Participant, at the last address of the Participant reflected in the Company's records at the time the notice or other communication is sent.

         Section 10.2 Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be, to the extent practicable, deemed amended to the extent required to comply with such regulations and rulings or, if it is impracticable or unlawful so to construe the provision, deemed to be void and of no effect.


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                                    Capital Bancorp, Inc. 2001 Stock Option Plan

         Section 10.3 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Option under this Plan or his or her exercise or surrender of such Option pending the actual delivery of the Stock subject to such Option to such Participant. Subject to the other terms of the Plan, a Participant's rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.

         Section 10.4 No Contract of Employment. The grant of an Option or Restricted Stock to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option or the Restricted Stock Agreement related to his or her Restricted Stock.

         Section 10.5 Withholding. The exercise or surrender of any Option granted under this Plan and the acceptance of a Restricted Stock grant shall constitute a Participant's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender or such Restricted Stock. The Committee also shall have the right to provide in an Option Agreement or Restricted Stock Agreement that a Participant may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

         Section 10.6 Construction. This Plan shall be construed under the laws of the State of Tennessee.

                                   ARTICLE 11

                              SHAREHOLDER APPROVAL

         The Plan is subject to approval by the shareholders of the Company at the Organizational Meeting of Shareholders to be held on March 5, 2001. If the Plan, as herein amended, is not so approved by the shareholders, the Plan shall be deemed suspended until such time as the Shareholders approve the Plan, to be effective on and as of the date of such approval.

                     (Signature appears on following page.)


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                                    Capital Bancorp, Inc. 2001 Stock Option Plan

         IN WITNESS WHEREOF, Capital Bancorp, Inc. has caused its duly authorized officer to execute this Plan on March 5, 2001, to evidence its adoption of this Plan.

                                            CAPITAL BANCORP, INC.



                                            By:      /s/  R. Rick Hart
                                               ---------------------------------
                                                     R. Rick Hart, Chairperson

Date Plan Adopted by Board of Directors:  March 5, 2001.

Date Plan Approved by Stockholders:  March 5, 2001.



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